Gulian & Company                              62 West 47th Street, Suite 912
Certified Public Accountant                   New York, New York  10036
                                              Tel: 212 730 5798
                                              FAX: 212 730 6878


July 11, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:   Dawcin International Corp.
      Commission File No. 0-18270
      Form 8-K dated June 11, 1997

Dear Sir or Madam:

We have been furnished with a copy of the above-referenced Current Report and asked to respond pursuant to Regulation S-K, item 304 (a)(3). We do not believe that item 304 (a)(3) is applicable nor do we believe that the text of Item 4 of the Form 8-K, insofar as it relates to Gulian & Company, is accurate.

Gulian & Company never performed services for Dawcin International Corp. ("Dawcin"), was never retained by Dawcin, never prepared any audit reports for Dawcin, and never authorized Dawcin to make any representation to the contrary.

Very truly yours,

/s/ Yervant Gulian
Yervant Gulian
Gulian & Company

cc:  Jeffrey Marcus, Esq.